Exhibit 10.1

EXECUTION VERSION

AGREEMENT

This AGREEMENT (this “Agreement”) is made and entered into as of October 27, 2015, by and among the persons and entities listed on Exhibit A hereto (collectively, the “Raging Capital Group” and each individually, a “Member”) and TICC Capital Corp., a Maryland corporation (the “Company”).

WHEREAS, an affiliate of Benefit Street Partners L.L.C. (“BSP”) has entered into a purchase agreement to acquire control of TICC Management, LLC (the “Adviser”), the investment adviser to the Company, subject to the terms and conditions set forth therein (the “Acquisition”);

WHEREAS, the Company has called a special meeting of its stockholders to be held in 2015 to, among other items, (a) obtain stockholder approval of a new investment advisory agreement between an affiliate of BSP and the Company (the “Investment Advisory Agreement”) and (b), elect six directors named in the Company’s definitive proxy statement, dated September 3, 2015, to the Company’s Board of Directors (the “Board”), in each case subject to and effective as of the closing of the Acquisition (such meeting, including any adjournment or postponement thereof, the “Special Meeting,” and the proposals described in clauses (a) and (b), the “Company Proposals”); and

WHEREAS, as an inducement and condition to the Raging Capital Group’s willingness to enter into this Agreement, the terms of the Investment Advisory Agreement have been modified as set forth in the Press Release (as defined herein).

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Board Composition.

(a) If the Company Proposals are approved at the Special Meeting by the requisite stockholder vote and the Acquisition closes, then no later than the earlier of (i) the first meeting of the Board following the closing of the Acquisition (the “Closing”), and (ii) the tenth (10th) business day following the Closing, the Company will cause the Board to be expanded to ten members and the Board to appoint one individual designated by the Raging Capital Group (the “Designee”) as a member of the Board, with a term to expire at the 2018 annual meeting of stockholders of the Company (such meeting, including any adjournment or postponement thereof, the “2018 Meeting”); provided, the Designee must be reasonably acceptable to the Board in its good faith business judgment after exercising its fiduciary duties and must qualify as an “independent director” under applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the rules of any stock exchange on which securities of the Company are then listed and must not be an “interested person,” as defined under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “1940 Act” and the requirements described in this proviso, the “Independence Requirements”); provided, further, that any Designee who is an employee or affiliate of the Raging Capital Group and satisfies the Independence Requirements will be deemed to be reasonably acceptable to the Board for purposes of the immediately preceding proviso; provided, further, that as a condition to the Designee’s appointment to the Board, the Raging Capital Group and/or the Designee shall provide to the Company, prior to nomination and appointment a completed D&O Questionnaire in the form separately provided to the Raging Capital Group.

(b) Upon becoming a member of the Board, the Designee shall have the same rights and duties as any other Board member. At all times from the date of his or her appointment to the Board through his termination of service as a member of the Board, the Designee shall comply with all lawful written policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members, and which the Company shall provide the Designee in advance, including but not limited to the Company’s code of ethics, securities trading policies, insider trading policy, directors confidentiality policy and corporate governance guidelines, and will also preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees, in accordance with the confidentiality obligations applicable to all other members of the Board.

(c) The Designee will be considered for appointment to, and will be offered the opportunity to be a member of, each committee of the Board in accordance with the Board’s customary practices and policies relating to such appointments applicable to all non-employee directors of the Company.

(d) The Designee will be (i) compensated for his service as a director and will be reimbursed for his expenses on the same basis as all other non-employee directors of the Company, (ii) granted equity-based compensation and other benefits on the same basis as all other non-employee directors of the Company, and (iii) entitled to the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company as such rights may exist from time to time.

(e) To the extent the internal laws of the State of Maryland or any other applicable laws would require the Designee to be elected by the stockholders of the Company at the 2016 annual meeting of stockholders of the Company (the “2016 Meeting”) in order for him to continue to serve as a director of the Company for the remainder of his term expiring at the 2018 Meeting, the Nominating and Corporate Governance Committee of the Board shall recommend for nomination and the Board shall nominate the Designee for election at the 2016 Meeting (provided, that the Designee continues to meet the Independence Requirements and provides to the Company an updated D&O Questionnaire in the form furnished to all other members of the Board) and the Board shall solicit proxies from the stockholders of the Company for the election of the Designee at such meeting in the same manner for all nominees and devoting the same resources to such solicitation as in prior years.

(f) If the Designee ceases to be a member of the Board for any reason, then the Raging Capital Group shall be entitled to recommend, for consideration by the Board, a candidate to fill such vacancy who (i) satisfies the Independence Requirements and (ii) is reasonably acceptable to the Board in its good faith business judgment after exercising its fiduciary duties (such candidate, the “Successor Candidate”). Within ten business days of the Raging Capital Group’s recommendation of the Successor Candidate, the Board will make, and inform the Raging Capital Group of, its determination as to whether the Successor Candidate is reasonably acceptable to the Board. If the Board accepts the Raging Capital Group’s recommendation, the Successor Candidate shall be promptly appointed to the Board with a term to expire at the 2018 Meeting. In the event the Board declines to accept the Successor Candidate, the Raging Capital Group may propose another replacement, subject to the criteria and process set forth in this Section. Upon becoming a member of the Board, the Successor Candidate will succeed to all of the rights and privileges of, and will be bound by the terms and conditions applicable to, a Designee under this Agreement.

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2. Certain Raging Capital Group Matters.

(a) Each Member shall, and shall cause each of its affiliates to, fully support the Company Proposals by causing all shares of Company common stock to which it is entitled to vote at the Special Meeting to be present at such meeting for quorum purposes, and voting all of such shares in favor of each of the Company Proposals and in favor of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

(b) Until the earlier of (i) the date when the Company Proposals shall have been approved by the requisite vote of the Company’s stockholders, (ii) the termination of the definitive transaction agreement between the applicable affiliate of BSP and the Adviser and abandonment by BSP of the Acquisition and (iii) December 31, 2015, each Member shall not, directly or indirectly, sell, transfer, assign, pledge, encumber or similarly dispose of (by merger, by tendering into any tender or exchange offer, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) any shares of the Company’s common stock, or Beneficial Ownership thereof, or any other interest therein, except to another Member or to a controlled affiliate of the Raging Capital Group that agrees in writing to be bound by the terms and conditions of this Agreement.

(c) During the Standstill Period, no Member shall make, and each shall cause each of its affiliates not to make, any objection to the election of the Board’s director nominees at any annual or special meeting of the Company’s stockholders. During the Standstill Period, each Member shall, and shall cause each of its affiliates to, cause all shares of Company common stock to which it is entitled to vote at any annual or special meeting of the Company’s stockholders to be present at such annual or special meeting for quorum purposes, and vote all of such shares in favor of the election of each of the Company’s director nominees.

(d) As used in this Agreement, the term “Beneficial Ownership” of the Company’s voting securities means ownership of: (A) voting securities of the Company, (B) rights or options to own or acquire any voting securities of the Company (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (C) any other economic exposure to voting securities of the Company, including through any derivative transaction that gives any such person or any of such person’s controlled affiliates the economic equivalent of ownership of an amount of voting securities of the Company due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such voting securities, or which provides such person or any of such person’s controlled affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of such voting securities, in any case without regard to whether (x) such derivative conveys any voting rights in voting securities of the Company to such person or any of such person’s affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of voting securities of the Company, or (z) such person or any of such person’s affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of voting securities of the Company. For purposes of this Section, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

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3. Standstill. Without the prior written consent of the Board, each Member will not, and will cause each of its respective affiliates not to, do, directly or indirectly, any of the following for a period commencing on the date hereof and ending on the earlier of (a) the date that is six (6) months after the 2016 Meeting and (b) the date that is thirty (30) days prior to the deadline for stockholders to submit nominations of director candidates for election at the 2017 annual meeting of stockholders of the Company (such period, the “Standstill Period”):

(a) (i) acquire, offer or agree to acquire (except by way of stock distributions or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person or entity, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act), through swap or hedging transactions or otherwise, any voting securities of the Company or any voting rights decoupled from the underlying voting securities which would result in the Raging Capital Group (together with any other person or entity, partnership, limited partnership, syndicate or other “group” referred to in this Section 3(a)) owning, controlling or otherwise having any ownership interest in more than 7.5% of the then-outstanding shares of common stock of the Company; provided that nothing herein will require shares of common stock of the Company to be sold to the extent the ownership limit in this subparagraph (i) is exceeded solely as the result of a share repurchase or similar Company action that reduces the number of outstanding shares of common stock of the Company, or (ii) knowingly sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, the voting securities of the Company or any voting rights decoupled from the underlying voting securities held by such Member to any Third Party (as defined below) which would result in such Third Party, together with its affiliates and associates having any ownership interest in more than 5.0% of the then-outstanding shares of common stock of the Company, except in a transaction approved by the Board;

(b) (i) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of proxies or consents with respect to, or from, the holders of the Company’s voting securities, (ii) seek to advise, encourage or influence any person or entity with respect to the voting of any voting securities of the Company, (iii) initiate, propose or otherwise “solicit” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) holders of the Company’s voting securities for the approval of stockholder proposals, or (iv) induce or attempt to induce any other person or entity to initiate any such stockholder proposal (in each case of clauses (i) to (iv), other than such solicitation, advice, encouragement or influence that is consistent with the Board’s recommendation in connection with such matter);

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(c) form, join or in any way participate in a partnership, syndicate, or other group, including without limitation any “group” as defined under Section 13(d)(3) of the Exchange Act, with respect to any voting securities of the Company, other than a “group” that is comprised of all or some lesser number of the Members of the Raging Capital Group (and affiliates thereof) but does not include any person or entity that is not a Member of the Raging Capital Group or affiliate thereof;

(d) grant any proxy, consent or other authority to vote with respect to any Company matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders of the Company), deposit any Company voting securities in any voting trust or subject any Company voting securities to any other arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement;

(e) seek, alone or in concert with others, (1) to call a meeting of stockholders of the Company or solicit consents from holders of the Company’s voting securities or conduct a referendum of such holders, (2) to obtain representation on the Board except as otherwise expressly permitted in this Agreement, (3) to effect the removal of any member of the Board, provided that this shall not pertain to any Designee, (4) to make a stockholder proposal at any meeting of the stockholders of the Company, or (5) to amend any provision of the Company’s certificate of incorporation or bylaws;

(f) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings whether or not legally enforceable with any person), offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, (i) any acquisition of more than 9.9% of any securities, or any material assets or businesses, of the Company or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving more than 9.9% of any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses or (iii) any replacement of the Company’s investment adviser; provided that this Section 3(f) shall not prohibit any Member from offering to purchase securities or assets of the Company if the sale of such securities or assets is initiated by the Company through an open bidding process; provided, further, that this Section 3(f) shall not prohibit any Member from participating in any transaction that has been approved by the Board; or

(g) enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing.

Nothing in this Section 3 shall be deemed to prohibit or in any way limit any actions that may be taken by the Designee acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company, or prohibit the Raging Capital Group or its directors, officers, partners, employees, members or agents (acting in such capacity) from communicating privately with the Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Board, Chairman of the Audit Committee of the Board or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

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For purposes of this Agreement, the terms “affiliate” and “associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Third Party” shall mean any person or entity that is not a party to this Agreement, a member of the Board, a director or officer of the Company or the Adviser, or legal counsel to any party to this Agreement.

4. Public Announcement. No later than 8:00 a.m., New York City time, on the date hereof, the Company shall announce this Agreement and the material terms hereof, including the Raging Capital Group’s support for and commitment to vote in favor of the Company Proposals at the Special Meeting, by means of a press release in the form attached hereto as Exhibit B (the “Press Release”). During the Standstill Period, neither the Company nor the Raging Capital Group shall make any public announcement or statement that contradicts or disagrees with the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. During the Standstill Period, the Company, on the one hand, and each Member, on the other hand, shall not, directly or indirectly, publicly disparage or criticize (or make any other public statement or communication that might reasonably be construed to be derogatory or critical of) the Members (in the case of the Company) or the Company (in the case of a Member), their respective businesses or any of their current or former officers, employees, or directors. For the avoidance of doubt, it is understood that nothing in this Agreement limits any party’s right (i) to make statements (A) required by law, regulation or legal process, or (B) in connection with a dispute covered by Sections 8 and 9 of this Agreement.

5. Representations and Warranties.

(a) Each Member of the Raging Capital Group, on behalf of himself or itself, as applicable, represents and warrants that (i) each Member has the power and authority to execute, deliver and carry out (as applicable) the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly and validly authorized, executed and delivered by each Member, constitutes a valid and binding obligation and agreement of each Member and is enforceable against each Member in accordance with its terms.

(b) Each Member of the Raging Capital Group jointly represents and warrants that, as of the date of this Agreement, (i) the Raging Capital Group collectively Beneficially Owns and has the full right to vote at the Special Meeting, an aggregate of 2,961,598 shares of common stock, par value $0.01, of the Company; (ii) except for such ownership, no member of the Raging Capital Group, individually or in the aggregate with all other members of the Raging Capital Group or any of its affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any voting securities of the Company, including through any derivative transaction described in the definition of “Beneficial Ownership” above.

(c) The Company hereby represents and warrants that (i) it has the power and authority to execute, deliver and carry out (as applicable) the terms and provisions of this Agreement and to consummate the transactions contemplated hereby and (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

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6. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand, with written confirmation of receipt, (ii) upon sending if sent by facsimile to the facsimile numbers below, with electronic confirmation of sending, (iii) one (1) day after being sent by nationally recognized overnight carrier to the addresses set forth below or (iv) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company: TICC Capital Corp. 8 Sound Shore Drive, Suite 255 Greenwich, Connecticut 06830 Attention: Jonathan Cohen Facsimile: (203) 983-5290 Email: jcohen@ticc.com with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention: David E. Shapiro

   Eitan S. Hoenig

Facsimile: (212) 403-2000
Email: DEShapiro@wlrk.com

     ESHoenig@wlrk.com

If to the Raging Capital Group or any Member:

Raging Capital Management, LLC
10 Princeton Avenue
P.O. Box 228
Rocky Hill, NJ 08553
Attention: Frederick C. Wasch
Facsimile: (609) 423-0966
Email: fred@ragingcapital.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Steve Wolosky
Facsimile: (212) 451-2222
Email: swolosky@olshanlaw.com

7. Assignments. This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other parties hereto. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of each party to this Agreement.

8. Remedies. Each of the members of the Raging Capital Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other parties hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Raging Capital Group, on the one hand, and the Company, on the other hand, shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other parties hereto will not take any action, directly or indirectly, in opposition to the party or parties seeking relief on the grounds that any other remedy or relief is available at law or in equity.

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9. Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without regard to any conflicts of laws principles. The parties agree that any action or proceeding in respect of any claim arising out of or related to this Agreement shall be adjudicated exclusively in any state or federal court located in the State of Maryland (the “Maryland Courts”) and (i) hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Maryland Courts for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, (ii) waive any objection to laying venue in any such action or proceeding in the Maryland Courts and (iii) waive any objection that the Maryland Courts are an inconvenient forum or lack jurisdiction.

10. No Waiver. Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

11. Amendments; Counterparts. Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party hereto. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

12. Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

13. Fees and Expenses. Within ten business days following receipt of reasonably satisfactory documentation thereof, the Company shall reimburse the Raging Capital Group for its reasonable out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the Special Meeting and the negotiation, execution and effectuation of this Agreement, in an amount not to exceed $45,000.00.

14. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

TICC CAPITAL CORP.

By:	/s/ Steven P. Novak
	Name:	Steven P. Novak
	Title:	Chairman, Special Committee of the Board of Directors

RAGING CAPITAL MASTER FUND, LTD.

By:	Raging Capital Management, LLC Investment Manager

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

RAGING CAPITAL MANAGEMENT, LLC

By:	/s/ William C. Martin
	Name:	William C. Martin
	Title:	Managing Member

/s/ William C. Martin
WILLIAM C. MARTIN

[Signature Page to Agreement]

Exhibit A

Raging Capital Group

Raging Capital Master Fund, Ltd.

Raging Capital Management, LLC

William C. Martin

Exhibit B

Press Release